UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 22, 2006

BROADWING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-30989	52-2041343
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)

1122 Capital of Texas Highway

Austin, Texas 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 742-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Agreement.

On March 22, 2006, Broadwing Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), by and among the Company and the purchasers named on the signature pages thereto (the “Purchasers”) for the private placement of its common stock in which the Company raised approximately $36.0 million in gross proceeds. Under the terms of the Purchase Agreement, the Company sold to the Purchasers an aggregate of 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a per share purchase price of $12.00. The net proceeds to the Company were approximately $34.0 million. Jefferies & Company, Inc. acted as sole placement agent with respect to the private placement of the Shares.

The Purchase Agreement contains representations and warranties, covenants and indemnification provisions that are typical for private placements by public companies. Pursuant to the Purchase Agreement, the Company has agreed to file with the Securities and Exchange Commission a registration statement with respect to the resale of the Shares purchased by the Purchasers pursuant to the Purchase Agreement as promptly as possible, and in no event more than ten business days, following the closing of the transaction. The Purchase Agreement is filed herewith as Exhibit 10.1, and the description of the Purchase Agreement contained herein is qualified by reference to the terms of the Purchase Agreement.

On March 23, 2006, the Company announced in a press release that it entered into a definitive agreement relating to the private placement contemplated by the Purchase Agreement. The Company’s press release is attached hereto as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to the issuance by the Company of the Shares to the Purchasers which disclosure is incorporated herein by this reference.

The Company issued the Shares pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”). Each Purchaser of the Shares represented in its respective Purchase Agreement that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and that such Purchaser is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof and at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Purchase Agreement, dated March 22, 2006, between Broadwing Corporation and the purchasers named therein

99.1	Press Release dated March 23, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADWING CORPORATION

By:	/s/ Lynn D. Anderson
Senior Vice President and Chief Financial Officer

Date: March 23, 2006

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